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                                                                     EXHIBIT 5.1



January 14, 1998

Philadelphia Suburban Corporation
762 Lancaster Avenue
Bryn Mawr, Pennsylvania 19010

Re:      Philadelphia Suburban Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Philadelphia Suburban Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of an aggregate of 1,250,000 shares (the "Shares") of the common stock, par value $.50 per share, of the Company (the "Common Stock"), including 150,000 shares subject to an overallotment option, to be sold in a public offering (the "Offering") through the underwriters (the "Underwriters") named in the underwriting agreement to be entered into between the Company and the Underwriters (the "Underwriting Agreement").

In this connection, we have reviewed (a) the Registration Statement; (b) the Company's Articles of Incorporation and the Company's Bylaws; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) the form of Underwriting Agreement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. We have also assumed that the Public Offering Committee of the Board of Directors of the Company has taken all necessary action to authorize the issuance of the shares of Common Stock under the Underwriting Agreement in accordance with the authority given to such Committee by the Board of Directors of the Company.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Company as described in the Registration Statement, when and to the extent purchased by the Underwriters in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.
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Philadelphia Suburban Corporation
January 14, 1998
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We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration
Statement and to all references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of Commission thereunder.

Very truly yours,


/s/  Morgan, Lewis & Bockius LLP